Exhibit 99.1

Texas Roadhouse, Inc. Announces Third Quarter 2018 Results

LOUISVILLE, KY. (October 29, 2018) — Texas Roadhouse, Inc. (NasdaqGS: TXRH) today announced financial results for the 13 and 39 week periods ended September 25, 2018.

	Third Quarter			Year to Date
($000’s)	2018	2017	% Change	2018	2017	% Change

Total revenue	$594,595	$540,507	10.0%	$1,851,537	$1,674,455	10.6%
Income from operations	35,444	45,511	(22.1)%	154,582	148,747	3.9%
Net income	29,125	31,014	(6.1)%	127,893	102,908	24.3%
Diluted EPS	$0.40	$0.43	(6.7)%	$1.78	$1.44	23.5%

Results for the third quarter included the following highlights:

•                  Comparable restaurant sales increased 5.5% at company restaurants and 4.2% at domestic franchise restaurants;

•                  Restaurant margin, as a percentage of restaurant and other sales, decreased 157 basis points to 16.2%, primarily due to higher labor costs, including the impact of insurance reserve adjustments.  Restaurant margin dollars increased 0.3% to $95.8 million from $95.6 million in the prior year;

•                  Diluted earnings per share decreased 6.7% to $0.40 from $0.43 in the prior year primarily due to higher labor costs and higher general and administrative expenses partially offset by higher revenues and lower income tax expense; and

•                  Three company restaurants and one international franchise restaurant were opened.

Results for the year-to-date period included the following highlights:

•                  Comparable restaurant sales increased 5.4% at company restaurants and 4.1% at domestic franchise restaurants;

•                  Restaurant margin, as a percentage of restaurant and other sales, decreased 102 basis points to 17.9%, primarily due to higher labor costs.  Restaurant margin dollars increased 4.6% to $328.6 million from $314.3 million in the prior year;

•                  Diluted earnings per share increased 23.5% to $1.78 from $1.44 in the prior year primarily due to higher revenues and lower income tax expense partially offset by higher labor costs.  In addition, we recorded a pre-tax charge of $14.9 million ($9.2 million after-tax), or $0.13 per diluted share, in the first quarter of 2017, related to the settlement of a legal matter; and

•                  17 company restaurants, including four Bubba’s 33 restaurants, and four international franchise restaurants were opened.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “Our top-line momentum continued this quarter highlighted by positive comparable restaurant sales, driven by positive traffic growth.  However, restaurant-level performance continues to be pressured by higher labor costs.  Despite the earnings decline this quarter, 2018 is still shaping up to be a good year for Texas Roadhouse.”

Taylor continued, “Our new restaurant pipeline is solid and we feel good about our development plans for 2019.  We are confident that our business is well positioned for long-term sales and profit growth.  In addition, our healthy cash flow generation allows us to fund our new restaurant growth through internal cash flow, while also returning excess capital to our shareholders through our dividend program, further driving shareholder value.”

2018 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of our fourth quarter of fiscal 2018 increased approximately 4.0% compared to the prior year period.

Management updated the following expectation for 2018:

•                  Total capital expenditures of approximately $160.0 million to $165.0 million.

Management reiterated the following expectations for 2018:

•                  Positive comparable restaurant sales growth;

•                  27 or 28 company restaurant openings, including five Bubba’s 33 restaurants;

•                  Commodity cost inflation of approximately 1.0%;

•                  Mid-single digit growth in labor dollars per store week, excluding the impact of higher guest counts; and

•                  An income tax rate of 14.0% to 15.0%.

2019 Outlook

Management provided the following initial expectations for 2019 which includes a 53rd week:

•                  Positive comparable restaurant sales growth;

•                  25 to 30 company restaurant openings, including four Bubba’s 33 restaurants;

•                  Commodity cost inflation of approximately 1.0% to 2.0%;

•                  Mid-single digit growth in labor dollars per store week, excluding the impact of higher guest counts;

•                  An income tax rate of 14.0% to 15.0%; and

•                  Total capital expenditures of approximately $165.0 million to $175.0 million.

Non-GAAP Measures

We prepare our consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).  Within our press release, we make reference to restaurant margin (in dollars and as a percentage of sales).  Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including cost of sales, labor, rent and other operating costs.  Restaurant margin should not be considered in isolation, or as an alternative, to income from operations.  This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded.  Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance.  In calculating restaurant margin, we exclude certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance.  We also exclude depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in our restaurants.  We also exclude impairment and closure expense as we believe this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results.  Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in our industry.  A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, October 29, 2018 at 5:00 p.m. Eastern Time to discuss these results.  The dial-in number is (877) 699-0953 or (647) 689-5456 for international calls.  A replay of the call will be available for one week following the conference call.  To access the replay, please dial (800) 585-8367 or (416) 621-4642 for international calls, and use 5569057 as the pass code. There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to 575 restaurants system-wide in 49 states and nine foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties.  Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; breaches of security; conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; food safety and food-borne illness concerns; acts of war or terrorism and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to update any forward-looking statements.

# # #

Contacts:

Investor Relations

Tonya Robinson

(502) 515-7269

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 25, 2018	September 26, 2017	September 25, 2018	September 26, 2017

Revenue:
Restaurant and other sales	$589,704	$536,341	$1,836,179	$1,661,821
Franchise royalties and fees	4,891	4,166	15,358	12,634

Total revenue	594,595	540,507	1,851,537	1,674,455

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Cost of sales	191,990	176,498	598,824	545,862
Labor	197,621	169,355	593,298	514,287
Rent	12,330	11,257	36,300	33,238
Other operating	91,946	83,679	279,182	254,176
Pre-opening	4,378	4,548	13,529	14,302
Depreciation and amortization	25,843	23,534	75,492	69,236
Impairment and closure	20	2	128	13
General and administrative	35,023	26,123	100,202	94,594

Total costs and expenses	559,151	494,996	1,696,955	1,525,708

Income from operations	35,444	45,511	154,582	148,747

Interest expense, net	168	500	810	1,211
Equity income from investments in unconsolidated affiliates	(381)	(359)	(1,150)	(1,149)

Income before taxes	35,657	45,370	154,922	148,685
Provision for income taxes	5,398	13,046	22,321	41,159

Net income including noncontrolling interests	30,259	32,324	132,601	107,526
Less: Net income attributable to noncontrolling interests	1,134	1,310	4,708	4,618
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$29,125	$31,014	$127,893	$102,908

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.41	$0.44	$1.79	$1.45
Diluted	$0.40	$0.43	$1.78	$1.44

Weighted average shares outstanding:
Basic	71,508	71,067	71,429	70,939
Diluted	72,006	71,532	71,906	71,449

Cash dividends declared per share	$0.25	$0.21	$0.75	$0.63

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 25, 2018	December 26, 2017

Cash and cash equivalents	$151,190	$150,918
Other current assets, net	64,965	106,163
Property and equipment, net	940,955	912,147
Goodwill	121,040	121,040
Intangible assets, net	2,144	2,700
Other assets	44,532	37,655

Total assets	$1,324,826	$1,330,623

Current maturities of long-term debt and obligation under capital lease	10	9
Other current liabilities	272,467	329,989
Long-term debt and obligation under capital lease, excluding current maturities	1,973	51,981
Other liabilities, net	109,078	97,253
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	926,255	839,079
Noncontrolling interests	15,043	12,312

Total liabilities and equity	$1,324,826	$1,330,623

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	39 Weeks Ended
	September 25, 2018	September 26, 2017

Cash flows from operating activities:
Net income including noncontrolling interests	$132,601	$107,526
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	75,492	69,236
Share-based compensation expense	24,820	18,826
Other noncash adjustments, net	6,872	(2,702)
Change in working capital	(14,206)	(4,816)
Net cash provided by operating activities	225,579	188,070

Cash flows from investing activities:
Capital expenditures - property and equipment	(110,906)	(117,037)
Acquisition of franchise restaurants, net of cash acquired	—	(16,528)
Net cash used in investing activities	(110,906)	(133,565)

Cash flows from financing activities:
Dividends paid	(50,666)	(43,223)
Other financing activities, net	(63,735)	(9,790)
Net cash used in financing activities	(114,401)	(53,013)

Net increase in cash and cash equivalents	272	1,492
Cash and cash equivalents - beginning of period	150,918	112,944
Cash and cash equivalents - end of period	$151,190	$114,436

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		39 Weeks Ended
	September 25, 2018	September 26, 2017	September 25, 2018	September 26, 2017

Income from operations	$35,444	$45,511	$154,582	$148,747

Less:
Franchise royalties and fees	4,891	4,166	15,358	12,634

Add:
Pre-opening	4,378	4,548	13,529	14,302
Depreciation and amortization	25,843	23,534	75,492	69,236
Impairment and closure	20	2	128	13
General and administrative	35,023	26,123	100,202	94,594

Restaurant margin	$95,817	$95,552	$328,575	$314,258

Restaurant margin (as a percentage of restaurant and other sales)	16.2%	17.8%	17.9%	18.9%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Third Quarter		Change		Year to Date		Change
	2018	2017	vs LY		2018	2017	vs LY

Restaurant openings
Company - Texas Roadhouse	3	5	(2)		13	16	(3)
Company - Bubba’s 33	0	2	(2)		4	4	0
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0		0	1	(1)
Franchise - Texas Roadhouse - International	1	1	0		4	2	2
Total	4	8	(4)		21	23	(2)

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	0	0	0		0	4	(4)
Franchise - Texas Roadhouse	0	0	0		0	(4)	4
Total	0	0	0		0	0	0

Restaurants open at the end of the quarter
Company - Texas Roadhouse	453	433	20
Company - Bubba’s 33	24	20	4
Company - Other	2	2	0
Franchise - Texas Roadhouse - U.S.	70	70	0
Franchise - Texas Roadhouse - International	21	15	6
Total	570	540	30

Company restaurants
Restaurant and other sales	$589,704	$536,341	9.9%		$1,836,179	$1,661,821	10.5%
Store weeks	6,196	5,868	5.6%		18,386	17,324	6.1%
Comparable restaurant sales growth (1)	5.5%	4.5%			5.4%	4.0%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (1)	5.5%	4.6%			5.3%	4.0%
Average unit volume (2)	$1,255	$1,197	4.8%		$3,954	$3,776	4.7%
Weekly sales by group:
Comparable restaurants (417 units)	$97,137
Average unit volume restaurants (23 units) (3)	$85,217
Restaurants less than 6 months old (13 units)	$96,347

Restaurant operating costs (as a % of restaurant and other sales)
Cost of sales	32.6%	32.9%	(35	)bps	32.6%	32.8%	(23	)bps
Labor	33.5%	31.6%	194	bps	32.3%	30.9%	136	bps
Rent	2.1%	2.1%	(1	)bps	2.0%	2.0%	(2	)bps
Other operating	15.6%	15.6%	(1	)bps	15.2%	15.3%	(9	)bps
Total	83.8%	82.2%	157	bps	82.1%	81.1%	102	bps

Restaurant margin	16.2%	17.8%	(157	)bps	17.9%	18.9%	(102	)bps

Restaurant margin ($ in thousands)	$95,817	$95,552	0.3%		$328,575	$314,258	4.6%
Restaurant margin $/Store week	$15,464	$16,284	(5.0)%		$17,871	$18,140	(1.5)%

Franchise restaurants
Franchise royalties and fees	$4,891	$4,166	17.4%		$15,358	$12,634	21.6%
Store weeks	1,175	1,092	7.6%		3,478	3,264	6.6%
Comparable restaurant sales growth (1)	1.8%	2.8%			2.0%	2.9%
U.S. franchise restaurants only:
Comparable restaurant sales growth (1)	4.2%	4.7%			4.1%	4.0%
Average unit volume (2)	$1,281	$1,227	4.4%		$4,053	$3,862	5.0%

Pre-opening expense	$4,378	$4,548	(3.7)%		$13,529	$14,302	(5.4)%

Depreciation and amortization	$25,843	$23,534	9.8%		$75,492	$69,236	9.0%
As a % of revenue	4.3%	4.4%	(1	)bps	4.1%	4.1%	(6	)bps

General and administrative expenses	$35,023	$26,123	34.1%		$100,202	$94,594	5.9%
As a % of revenue	5.9%	4.8%	106	bps	5.4%	5.6%	(24	)bps

(1)  Comparable restaurant sales growth reflects the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding any sales at restaurants closed during the period.

(3)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.